UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 25, 2014

Commission File Number: 333-153626

SILVERTON ADVENTURES, INC.

(Exact name of small business issuer as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation or organization)

Applied For

(IRS Employer Identification No.)

1712 Pioneer Avenue, Suite 6385, Cheyenne, Wyoming 82001

 (Address of principal executive offices)

949.436.9382

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 – UNREGISTERED SALES OF EQUITY SECURITIES

On November 25, 2014, we issued six (6) shares of our Series B Preferred Stock to Rancho Capital Management, Inc.  Each share of that Series B Preferred Stock has super voting rights regarding those matters submitted to our shareholders for their consideration and approval.  Specifically, the vote of each share of that Series B Preferred Stock is equal in voting power to four times the total number of our issued and outstanding shares of (i) common stock and (ii) preferred stock on the date of any action for which the vote of our shareholders is taken.

 ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

Change in Control

On November 5, 2014, Rancho Capital Management, Inc., as the therein defined “Purchaser,” and Ron Miller, as the therein defined “Seller,” entered into and delivered a written Share Purchase Agreement (the “Purchase Agreement”).  Pursuant to the provisions of the Purchase Agreement, Mr. Miller agreed to sell to the Purchaser all of Mr. Miller’s right, title and ownership interest in and to (i) 4,051,020,000 shares of our common stock and (ii) 6 shares of our Series B Preferred Stock in exchange for the payment by the Purchaser of $20,000.00 (the “Purchase Price”).

A copy of the Purchase Agreement is attached to this current report as Exhibit 10.1.

On or about November 17, 2014, Mr. Miller received the Purchase Price, i.e. $20,000.00.  Accordingly, upon his receipt of that $20,000.00, Mr. Miller was obligated to deliver the (i)(a) share certificates evidencing those 4,051,020,000 shares of that common stock and (b) documentation to accommodate the transfer of those 4,051,020,000 shares of that common stock; (ii) documentation transferring all right, title and ownership interest in those 6 shares of our Series B Preferred Stock; and (iii) all documentation and other relevant information relating to our operations which will enable us to prepare and file with the Securities and Exchange Commission those reports necessary to cause us to be current with respect to our reporting obligations (the “Operations Information”).  To date, Mr. Miller has not transferred to the Purchaser those share certificates, any such documentation transferring all right, title and ownership interest in and to those 6 shares of that preferred stock, or the Operations Information, notwithstanding the Purchaser’s request therefor.

We have been informed and, therefore, believe, that Rancho Capital Management, Inc. has caused the Purchase Price to be paid to the Seller and, therefore, is the rightful holder of those 4,051,020,000 shares of our common stock and 6 shares of our Series B preferred Stock and should be treated by as such.

Accordingly, the Purchaser has requested that we instruct our transfer agent to cancel the certificates that evidence and represent those 4,051,020,000 shares of our common stock and issue to the Purchaser, certificates evidencing and representing those shares of that common stock.  In that regard, on or about November 21, 2014, we instructed our transfer agent, Holladay Transfer Agency, to cancel certificates number 4442, 2421, 4256, 4403, and 4440, which evidence and represent those 4,051,020,000 shares of our common stock.

On or about November 24, 2014, Rancho Capital Management, Inc. requested us to issue certificates to Rancho Capital Management, Inc. evidencing and representing those 6 shares of our Series B Preferred Stock.  In response, on or about November 25, 2014, we issued to Rancho Capital Management, Inc. certificates evidencing and representing those 6 shares of that Series B preferred stock.

Each share of that Series B Preferred Stock has super voting rights regarding those matters submitted to our shareholders for their consideration and approval.  Specifically, the vote of each share of that Series B Preferred Stock is equal in voting power to four times the total number of our issued and outstanding shares of (i) common stock and (ii) preferred stock on the date of any action for which the vote of our shareholders is taken.

The foregoing information regarding the Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number

Description

10.1

Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2014

SILVERTON ADVENTURES, INC.

By: /s/Ira Morris, Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Purchase Agreement between Rancho Capital Management, Inc. and Ron Miller dated November 5, 2014. –(see below)

SHARE PURCHASE AGREEMENT

This agreement is entered into this 5th day of November, 2014, by and between the below-named purchaser (the “Purchaser”) and the below named seller (the “Seller”).

Witnesseth:

WHEREAS, the Seller is the owner of 4,051,020,000 shares of common stock and 6 shares of super preferred stock of SILVERTON ADVENTURES, INC. (the “Company”) (the “Shares”);

AND, WHEREAS, the Purchaser desires to acquire, and the Seller desires to sell, the Shares in exchange for cash consideration;

NOW, THEREFORE, in consideration of the mutual terms and covenants set forth herein, the Purchaser and the Seller agree as follows:

ARTICLE I

Shares to be Purchased

1.  The Seller shall sell the Shares for an aggregate price of USD$20,000.00 (the “Purchase Price”).

2.  The Seller shall transfer and deliver the Shares to the Purchaser and the Purchaser shall pay and deliver the Purchase Price to the Seller.

ARTICLE II

Representations and Warranties

1.  The Seller represents and warrants to the Purchaser: The Seller is the record owner and holder of the Shares, which are fully paid and non-assessable shares of common stock and super preferred stock of the Company.  All the Shares are owned free and clear of all liens, encumbrances, charges and assessments of every nature and subject to no restrictions with respect to transferability.  The Purchase Price represents the current fair market value of the Shares.

2.  No Representations as to Future. Neither party can represent or warrant, and has not represented or warranted, the future performance of the Company.  None of the parties can predict the future performance of the Company and the market for the Company’s common stock. All the parties enter into and conclude this transaction without knowing or relying on future performance of the Company or the Shares and assume their respective risks accordingly.

ARTICLE III

Closing

1.

Time.  The closing of the transaction contemplated by this agreement shall be no later than one business day after execution of this agreement (the “Closing”).

2.

Documents To Be Delivered by the Seller.  Except as specified in Item 2.F). below, at the Closing, the Seller shall deliver to the Purchaser:

A). The share certificate(s) evidencing the shares of the Company’s common stock included in the definition of the Shares and transfer documentation to allow the transfer of those shares of that common stock and documentation transferring all right, title and ownership interest in those 6 shares of super preferred stock of the Company, which are included in the definition of the Shares and the ownership of which is recorded on the books and records of the Company in the name of the Seller.

B). All relevant corporate documentation related to the Company required to enable the Purchaser to prepare and file with the Securities and Exchange Commission (the “Commission”) those reports that are not filed but are required to be filed to bring the Company’s filings current with the Commission.

C). The required documentation to effect the withdrawal of the Form 15 for filing upon the Closing.

D). Appropriate, signed resolutions appointing a designated representative of the Purchaser as a member of the Board of Directors and President of the Company.

E). Signed executed resignations of the current sole director and President, Treasurer, Secretary of the Company.

F). No later than 2 business days of the Closing, evidence of the closing of any and all bank accounts in the name of the Company.

3.

Items To Be Delivered by Purchaser.  Except as specified in Item 3.B). below, at the Closing, the Purchaser shall deliver to the Seller:

A).  The Purchase Price.

B). No later than ten business days after the Closing, the Purchaser will deliver to the Seller, upon the completion of the acquisition of “New Co” by the Company, all right, title and interest to two corporations which will be acquired as wholly owned subsidiaries, and which shall be World Wide Media Organization, Inc. and Silverton Printing, Inc.

C). An agreement pursuant to which the Seller, or its agent, shall have non dilution rights as to 3% of the issued and outstanding shares of common stock in New Co after the contemplated merger or acquisition of New Co.

ARTICLE IV

General

1.

Legal Advice.  Each party represents that such party has had the opportunity to seek independent legal advice as to the rights and responsibilities that may result from entering into this agreement.  This agreement is made without coercion or undue influence or pressure from either party.

2.

Assignment.  This agreement may not be assigned in whole or in part by either of the parties hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld.

3.

Successors and Assigns.  This agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

4.

Governing Law and Venue.  This agreement shall be governed by and interpreted pursuant to the laws of Nevada.  Any action to enforce the provisions of this agreement shall be brought in a court of competent jurisdiction within Nevada and in no other place.

5.

Partial Invalidity.  If any term, covenant, condition or provision of this agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition or provision of this agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

6.

No Other Agreements.  This agreement constitutes the entire agreement between the parties and there are and will be no oral representations which will be binding upon any of the parties hereto.

7.

Further Action.  The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transaction(s) contemplated herein.

8.

Amendment.  This agreement or any provision hereof may not be changed, waived  terminated or discharged except by a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

9.

Counterparts.  This agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto executed the foregoing Share Purchase Agreement.

AGENT FOR THE PURCHASER:

James Powell

Signature

AGENT FOR THE SELLER:

Ron Miller

Signature